UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2010

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road
Tyngsboro, Massachusetts 01879

(Address of Principal Executive Offices) (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on September 14, 2010, Beacon Power Corporation (the “Company”) received a delisting determination letter from the staff of The Nasdaq Stock Market (“Nasdaq”), due to the Company’s failure to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5550(a)(2).  The Company appealed that decision at a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) on October 21, 2010, seeking an extension to regain compliance.  On December 3, 2010, the Panel rendered its written decision granting the Company an extension through March 14, 2011.

On December 6, 2010, the Company issued a press release announcing that it has received a favorable ruling from the Panel, whereby the Panel has granted the Company’s request to remain listed on the Nasdaq Capital Market, subject to the condition that on or before March 14, 2011, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1        Press Release dated December 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: December 6, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 6, 2010.